UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

(737) 281-0101

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐
Digital Realty Trust, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:	☐
Digital Realty Trust, L.P.:	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2024, our Board of Directors (“Board”) elected Susan Swanezy as an independent director to our Board to serve until our 2024 Annual Meeting of Stockholders and until her successor is duly elected and qualifies. The committees of our Board on which Ms. Swanezy will serve have not yet been determined.

Ms. Swanezy brings to our Board over 30 years of real estate and investment management experience at publicly listed companies, investment banks, and private companies. Ms. Swanezy recently retired from her role as a Partner of Hodes Weill & Associates where she led the firm’s Infrastructure and other Real Assets initiatives, raised capital for real estate strategies, and was a member of the firm’s Operating Committee. Prior to Hodes Weill & Associates, she was an executive at Credit Suisse, Stockbridge Capital Partners and Deutsche Bank. Ms. Swanezy also serves on the Board of Directors of AvalonBay Communities, Inc. (NYSE: AVB) and is the Chair of its Nominating, Governance and Corporate Responsibility Committee. She earned a B.S. from the School of Foreign Service (SFS) at Georgetown University.

There are no arrangements or understandings between Ms. Swanezy and any other person pursuant to which Ms. Swanezy was selected as our director. There are no transactions in which Ms. Swanezy has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to our 2014 Incentive Award Plan, as amended (the "Plan"), on the date of election to our Board, Ms. Swanezy received an award of profits interest units of our subsidiary operating partnership Digital Realty Trust, L.P., representing a pro rata portion of our $190,000 annual non-employee director equity award that will vest on the earlier to occur of (i) the first anniversary of the date of grant or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to Ms. Swanezy’s continued service with us through the vesting date. In addition, pursuant to the existing terms of the Plan, Ms. Swanezy is eligible to receive an annual equity award with a value of $230,000, payable in profits interest units or shares of our common stock at her election, at each annual meeting of stockholders following her election if she continues to serve as an independent director immediately following such meeting. The Plan currently provides that each such annual equity award will vest on the earlier to occur of (i) the first anniversary of the date of grant or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to Ms. Swanezy’s continued service with us through the vesting date.

Ms. Swanezy will also receive an annual cash retainer of $85,000, prorated for any partial year of service, for serving on our Board, and will also be compensated for service on any committees of our Board to which she is appointed. Ms. Swanezy may elect to receive all or a portion of her cash retainer and director fees otherwise payable in cash in any combination of the following: (1) cash or (2) fully-vested profits interest units, having a value (based on our closing share price on the date of grant) equal to 100% of the cash retainer and director fee amounts subject to the election.

We expect to enter into our standard form of indemnification agreement for officers and directors with Ms. Swanezy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 24, 2024

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary